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                                      Registration No. 333-46943

As filed with the Securities and Exchange Commission on
                      December 28, 1999
================================================================

          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                    POST-EFFECTIVE
                       AMENDMENT
                       NO. 1 TO
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________


                  GLEN BURNIE BANCORP
-------------------------------------------------------
(Exact name of Registrant as Specified in Its Charter)

         MARYLAND                              52-1782444
-------------------------------            -------------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)


                101 CRAIN HIGHWAY S.E.
           GLEN BURNIE, MARYLAND 21061-3578
       ----------------------------------------
       (Address of Principal Executive Offices)

                THE BANK OF GLEN BURNIE
             EMPLOYEE STOCK PURCHASE PLAN
       ----------------------------------------
               (Full Title of the Plan)

           F. WILLIAM KUETHE, JR., PRESIDENT
                  GLEN BURNIE BANCORP
                101 CRAIN HIGHWAY, S.E.
             GLEN BURNIE, MARYLAND 21061
       ----------------------------------------
        (Name and Address of Agent For Service)

                    (410) 766-3300
-------------------------------------------------------------
(Telephone number, including area code, of agent for service)

                      COPIES TO:
               JAMES C. STEWART, ESQUIRE
               DANIEL L. HOGANS, ESQUIRE
          HOUSLEY KANTARIAN & BRONSTEIN, P.C.
           1220 19TH STREET N.W., SUITE 700
                WASHINGTON, D.C.  20036
                    (202) 822-9611



            CALCULATION OF REGISTRATION FEE

======================================================================================================
   Title of                                 Proposed Maximum      Proposed Maximum        Amount of
  Securities          Amount to be          Offering Price      Aggregate Offering      Registration
 to be registered       registered             Per Share                Price              Fee
------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value          25,000                $21.0375                $525,937           $156.00 *
------------------------------------------------------------------------------------------------------

*  Previously paid

Note: This Post-Effective Amendment No. 1 is being filed solely to reflect the reduction in the par value of the Registrant's common stock from $10.00 per share to $1.00 per share effective December 27, 1999.
================================================================

                        PART I

          INFORMATION REQUIRED IN THE SECTION
                   10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in The Bank of Glen Burnie Employee Stock Purchase Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

    Glen Burnie Bancorp (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30,
         1999.

    (c)  The Company's Current Reports on Form 8-K, filed
         December 8, 10 and 27, 1999.

    (d) The description of the Company's Common Stock contained in the Company's Form 8-A/A filed December
         27, 1999.

    ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
    Not applicable.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

    The Company's Articles of Incorporation provide that all current and former directors and officers are entitled to receive indemnification in connection with any proceeding to the fullest extent permitted by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland.
Such section provides that a corporation may indemnify any director or officer made a party to any civil, criminal, administrative or investigative proceeding by reason of serving in such capacity unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the person actually received an improper personal benefit, or (c) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred in connection with the proceeding. However, if the proceeding was by or in the right of the corporation, indemnification may not be made if the person is adjudged to be liable to the corporation. The corporation must indemnify directors and officers for expenses incurred in contesting any such proceeding if such persons are successful on the merits, unless the corporation's articles of incorporation limit such indemnification (the Company's Articles do not). Determination that the indemnification is proper and the amount to be paid in indemnification is to be made by a majority vote of a quorum of disinterested directors (or a committee of disinterested directors), by special legal counsel chosen by disinterested directors (or a committee of disinterested directors) or by a majority vote of disinterested stockholders. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position whether or not the corporation would have the power to indemnify against such liability under Maryland law. A corporation must report any indemnification or advance of expenses to a director or officer arising out of a proceeding by or in the right of the corporation to the stockholders of the corporation.

    The Company maintains director and officer liability insurance. The scope of such insurance is essentially the same as the indemnification provisions outlined above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

      Not Applicable.

ITEM 8.  EXHIBITS
------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii)  To reflect in the prospectus any facts
         or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

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         (if the total dollar value of securities offered
         would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Glen Burnie, State of Maryland, on December 27, 1999.

                        GLEN BURNIE BANCORP


                        By:/s/ F. William Kuethe, Jr.
                           ---------------------------
                           F. William Kuethe, Jr.
                           President and Chief Executive Officer
                           (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signatures                         Title                            Date
  ----------                         -----                            ----
/s/ F. William Kuethe, Jr.        President and Director         December 27, 1999
-----------------------------  (Principal Executive Officer)
F. William Kuethe, Jr.

/s/ John E. Porter          *     Chief Financial Officer        December 27, 1999
-----------------------------     (Principal Financial and
John E. Porter                      Accounting Officer)

/s/ John E. Demyan          *    Chairman of the Board,          December 27, 1999
-----------------------------            Director
John E. Demyan

/s/ Theodore L. Bertier, Jr.*            Director                December 27, 1999
-----------------------------
Theodore L. Bertier, Jr.

/s/ Shirley E. Boyer        *            Director                December 27, 1999
-----------------------------
Shirley E. Boyer

/s/ Thomas Clocker          *            Director                December 27, 1999
-----------------------------
Thomas Clocker

/s/ Alan E. Hahn            *            Director                December 27, 1999
-----------------------------
Alan E. Hahn

/s/ Charles L. Hein         *            Director                December 27, 1999
-----------------------------
Charles L. Hein

/s/ F. W. Kuethe, III       *            Director                December 27, 1999
-----------------------------
F. W. Kuethe, III

/s/ Eugene P. Nepa          *            Director                December 27, 1999
-----------------------------
Eugene P. Nepa

/s/ William N. Scherer, Sr. *            Director                December 27, 1999
-----------------------------
William N. Scherer, Sr.

/s/ Karen Thorwarth         *            Director                December 27, 1999
-----------------------------
Karen Thorwarth

/s/ Mary L. Wilcox          *            Director                December 27, 1999
-----------------------------
Mary L. Wilcox


*  By: /s/ F. William Kuethe, Jr.
       --------------------------
       F. William Kuethe, Jr.
       Attorney-in-Fact

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                   INDEX TO EXHIBITS




     Exhibit            Description
     -------            -----------

      5           Opinion of Housley Kantarian & Bronstein, P.C.
                  as to the legality of the Common Stock being registered

     23.1         Consent of Trice & Geary LLC

     23.2         Consent of Housley Kantarian & Bronstein, P.C.
                  (appears in their opinion filed as Exhibit 5)

   * 24 Power of Attorney (reference is made to the Signature Page to the Registration Statement as originally filed)

     99.1         The Bank of Glen Burnie Employee Stock
                  Purchase Plan

     99.2         Form of Acceptance of Option

___________
*  Previously filed.